EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------


     We consent to the incorporation by reference in this Registration Statement of Spectrum Science & Software Holdings Corp. (the "Company") on Form S-8 of our report, dated April 5, 2004, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/  TEDDER,  JAMES,  WORDEN  &  ASSOCIATES,  P.A.

Orlando,  Florida
April  19,  2004



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